U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (date of earliest event reported): June 26, 1998



                            INTERVEST BANCSHARES CORPORATION
             ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


          Delaware                                      13-3699013
----------------------------                ------------------------------------
(State or other jurisdiction                (I.R.S. Employer Identification No.)
     or incorporation)

        10 Rockefeller Plaza, Suite 1015
          New York, New York 10020-1903                  (212) 757-7300
       ----------------------------------        -------------------------------
       (Address of administrative office)        (Registrant's telephone number,
                                                       including area code)

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Intervest Bancshares Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             Intervest Bancshares Corporation

June 26, 1998                                By: /s/ Lowell S. Dansker
                                             --------------------------------
                                             Lowell S. Dansker
                                             President and Treasurer
                                             (Chief Financial Officer)

ITEM 5.   OTHER EVENTS
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     On June 26, 1998,  Intervest Bancshares  Corporation  completed the sale of
Convertible Subordinated Debentures in the aggregate principal amount of $7,000,000. The debentures are due July 1, 2008 and are convertible at any time before April 1, 2008, unless previously redeemed, into shares of Class A Common Stock, par value $1.00 per share, of Intervest Bancshares Corporation at an initial conversion price of $11.50 per share.

     The initial conversion price was determined based on the average closing prices of the Class A Common Stock during the 20 trading days prior to June 26, 1998, less $.50 and rounded down to the nearest quarter dollar. The conversion price will be subject to adjustment annually.

     Interest on the debentures will accrue each calendar quarter at 8%, which represents the prime rate of Chase Manhattan Bank on June 26, 1998, less one-half of one percent. In addition, interest will accrue each calender quarter on the balance of the accrued interest as of the last day of the preceding calendar quarter at 8%. All accrued interest is payable at the maturity of the debentures whether by acceleration, redemption or otherwise.

     A complete description of the debentures can be found in the prospectus dated May 14, 1998, which was filed with the Securities and Exchange Commission with Intervest Bancshares Corporation's registration statement on Form SB-2, Commission File No. 333-50113.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
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(a)  Not Applicable

(b)  Not Applicable

(c)  Not Applicable